EXHIBIT 4.1

SUBORDINATED NOTE

TWO RIVER BANCORP

Fixed to Floating Rate Subordinated Note due December 31, 2025

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SUBORDINATED NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF TWO RIVER BANCORP (“ISSUER”) TO ITS GENERAL, TRADE AND SECURED CREDITORS AND TO DEPOSITS, GENERAL, TRADE, AND SECURED CREDITORS, AND LIABILITIES OF, TWO RIVER COMMUNITY BANK AND IS UNSECURED AND INELIGIBLE TO SERVE AS COLLATERAL FOR ANY LOAN OR OTHER EXTENSION OF CREDIT BY ISSUER OR TWO RIVER COMMUNITY BANK.

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $50,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS NOTE IN A DENOMINATION OF LESS THAN $50,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS NOTE.

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CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS NOTE OR ANY INTEREST HEREIN.

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 ____________________________

THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IT IS NOT INSURED
BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.
____________________________

Certificate Number D-1

$________________	December 14, 2015

TWO RIVER BANCORP
Fixed to Floating Rate Subordinated Note due December 31, 2025

1. Payment.

(a) Two River Bancorp, a New Jersey corporation (“Issuer”), for value received, hereby promises to pay to , or registered assigns (the “Noteholder”), the principal sum of Dollars (U.S.) ($ ), plus accrued but unpaid interest, on December 31, 2025 (the “Maturity Date”) and to pay interest on such principal amount at the rates and times provided herein.

(b) During the period commencing on the date funds are advanced to the Issuer and continuing up to, but excluding, January 1, 2021 (the “Conversion Date”), interest on the outstanding principal balance hereof shall accrue at the rate of 6.25% per annum (computed on the basis of a 360-day year of twelve 30-day months). On the Conversion Date, the interest rate applicable to the outstanding principal amount due hereunder will be adjusted to float at an annual rate equal to three-month LIBOR rate plus 464 basis points (4.64%). Interest will be due and payable quarterly on each January 1, April 1, July 1, and October 1 (each, an “Interest Payment Date”), commencing April 1, 2016.

(c) Any payment of principal of or interest on this Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment by reason of such delay. The term “Business Day” means any day that is not a Saturday or Sunday and that is not a day on which banks in the State of New Jersey are generally authorized or required by law or executive order to be closed.

(d) Interest on this Note will accrue from and including the date of this Note, to but excluding the first Interest Payment Date and then from and including the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date or Maturity Date, as the case may be (each such period an “Interest Period”). All percentages resulting from any calculation of the interest rate on this Note will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 6.276545% (or 0.06276545) would be rounded to 6.27655% (or 0.0627655)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on this Note by Issuer will (in the absence of manifest error) be final and binding on the Noteholder and Issuer.

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For purposes hereof:

(i) “Determination Date” with respect to an Interest Period will be the second London Banking Day preceding the first day of such Interest Period.

(ii) “Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date.

(iii) “LIBOR” with respect to an Interest Period, will be the ICE Benchmark Administration London Interbank Offered Rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on the appropriate page of the Reuters Screen as of 11:00 a.m., London time, on the Determination Date. If such screen does not include such a rate or is unavailable on a Determination Date, the Issuer will request the principal London office of each of four major banks in the London interbank market, as selected by the Issuer, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Issuer will request each of three major banks in New York City, as selected by the Issuer, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period will be the rate in effect with respect to the immediately preceding Interest Period.

(iv) “London Banking Day” is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

(v) “Representative Amount” means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

2. Subordinated Notes. This Note is one of a duly authorized issue of notes of Issuer designated as Fixed to Floating Rate Subordinated Notes due December 31, 2025, and issued by Issuer on or about December 14, 2015 (herein collectively referred to as the “Subordinated Notes”), initially limited in aggregate principal amount not in excess of $10,000,000.

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3. Subordination. The indebtedness of Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the following, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”):

(a) the Issuer’s obligations for money borrowed;

(b) indebtedness of the Issuer evidenced by bonds, debentures, notes or similar instruments;

(c) similar obligations of the Issuer arising from off balance sheet guarantees and direct credit substitutes;

(d) reimbursement obligations of the Issuer with respect to letters of credit, bankers’ acceptances, and similar facilities;

(e) obligations of the Issuer issued or assumed as the deferred purchase price of property or services;

(f) capital lease obligations of the Issuer;

(g) obligations of the Issuer associated with derivative products including but limited to securities contracts foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange swap agreements, cap agreements, floor agreements, collar agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

(h) a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, the Issuer which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith;

(i) debt of others described in the preceding clauses that the Issuer has guaranteed or for which the Issuer is otherwise liable; and

(j) obligations to general, trade and secured creditors;

unless, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right to payment to the Subordinated Notes or to other debt that is pari passu with or subordinate to the Subordinated Notes. In addition, “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms is on parity with the Subordinated Notes, or (iii) the Junior Subordinated Indebtedness (as defined below).

Notwithstanding the foregoing, if the Board of Governors of the Federal Reserve (the “Federal Reserve Board”) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used here in the definition of Senior Indebtedness will have the meaning as described in that rule or interpretation. The Issuer and the Noteholder intend that this Note qualify as Tier 2 capital under the Federal Reserve Board’s Capital Adequacy Guidelines for Bank Holding Companies: Risk Based Measure (12 C.F.R. Part 225, Appendix A) (the “Capital Adequacy Guidelines”).

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In the event of any insolvency, receivership, conservatorship, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to Issuer, whether voluntary or involuntary (each, an “Insolvency Proceeding”), holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the registered holders of the Subordinated Notes from time to time (collectively, the “Noteholders” and with respect to this Note, this “Noteholder”), together with the holders of any obligations of Issuer ranking on a parity with the Subordinated Notes, shall be entitled to be paid from the remaining assets of Issuer the unpaid principal thereof and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any present or future obligations of Issuer ranking junior to the Subordinated Notes (collectively, the “Junior Subordinated Indebtedness”), which includes any obligation that by its terms is expressly subordinated to the Subordinated Notes.

If there shall have occurred and be continuing (x) a default in any payment with respect to any Senior Indebtedness or (y) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Issuer with respect to this Note. Issuer shall provide prompt written notice to the Noteholder upon the occurrence of events described in clauses (x) and (y) of the preceding sentence. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section 3 would be applicable.

Nothing herein shall impair the obligation of Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms. Nothing herein shall act to prohibit, limit or impede Issuer from issuing additional debt of Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4. Merger and Sale of Assets. Issuer shall not consolidate or merge into another entity or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:

(a) the continuing entity which results from such consolidation or merger, if not Issuer, or the person which acquires by conveyance or transfer or which leases all or substantially all of the properties and assets of Issuer shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of Issuer to be performed or observed; and

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(b) immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

5. Events of Default; Acceleration. If any of the following events shall occur and be continuing (each an “Event of Default”):

(a) Issuer or any major subsidiary depository institution (as defined for purposes of the Capital Adequacy Guidelines, a “Major Subsidiary Depository Institution”) of Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization or other similar law now or hereafter in effect, or shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Issuer or all or substantially all of its property, or shall make an assignment for the benefit of creditors; or

(b) a court or other governmental agency or body having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to Issuer or a Major Subsidiary Depository Institution of Issuer or all or substantially all of the property of Issuer or a Major Subsidiary Depository Institution of Issuer, or for the winding up of the affairs or business of Issuer or a Major Subsidiary Depository Institution, and such decree or order shall have remained in force for 60 days; or

(c) Issuer (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, or (iii) admits in writing its inability to pay its debts as they mature; or

(d) Issuer fails to make any required payment of principal or interest hereunder when due and payable (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days);

then, in the case of an Event of Default described in the foregoing clauses (a), (b) or (c), unless the principal of this Note already shall have become due and payable, the Noteholder of this Note, by notice in writing to Issuer, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.

Issuer, within 30 calendar days after the receipt of written notice from the Noteholder or any other holder of the Subordinated Notes of the occurrence of an Event of Default with respect to this Note, shall mail to all the Noteholders, at their addresses shown on the Security Register (as defined in Section 10 below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by Issuer in writing.

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6. Dividends, Payments and Guarantees During Event of Default. In the event of the occurrence of an Event of Default, Issuer will, upon demand of this Noteholder, pay to this Noteholder the whole amount then due and payable on this Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If Issuer fails to pay such amount upon such demand, this Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of Issuer.

During the continuance of an Event of Default, Issuer shall not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Issuer’s capital stock, (b) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of Issuer that rank equal with or junior to the Subordinated Notes, or (c) make any payments under any guarantee that ranks equal with or junior to the Subordinated Notes, other than (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Issuer’s common stock, (ii) any declaration of a noncash dividend in connection with the implementation of a stockholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) as a result of a reclassification of Issuer’s capital stock or the exchange or conversion of one class or series of Issuer’s capital stock for another class or series of Issuer’s capital stock, (iv) the purchase of fractional interests in shares of Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (v) purchases of any class of Issuer’s common stock related to the issuance of common stock or rights under any of benefit plans for Issuer’s directors, officers or employees or any of Issuer’s dividend reinvestment plans.

During the continuance of an Event of Default, no Major Subsidiary Depository Institution of Issuer shall consolidate or merge into another entity or convey, transfer or lease all or substantially all of its properties and assets to any other person or entity.

7. Redemption; Prepayment; Capital Treatment Event Redemption.

(a) Subject to receipt by Issuer of prior approval from the Federal Reserve Board, Issuer, in its discretion, shall have the right to redeem or prepay any or all of the Subordinated Notes, including this Note, in whole or in part, without premium or penalty, at any time on or after the fifth anniversary of the date of this Subordinated Note, and prior to the Maturity Date, but in all cases in a principal amount with integral multiples of $1,000, on any Interest Payment Date at a price of 100% of the principal amount of this Note to be redeemed or prepaid on such date, plus interest accrued and unpaid to the date of redemption or prepayment. If less than the entire amount of the Subordinated Note is to be redeemed or prepaid, the notice of redemption or prepayment shall state the portion of the principal amount to be redeemed or prepaid and shall state that on and after the date fixed for redemption or prepayment, upon surrender of such Subordinated Note, a new Subordinated Note in principal amount equal to the unpaid portion thereof will be issued.

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(b) In the event (i) that this Note no longer qualifies as “Tier 2” capital (as defined by the Federal Reserve Board, “Tier 2 Capital”) as a result of a change in any law or regulation or any change in interpretation or application of any law or regulation by any judicial, legislative or regulatory authority that becomes effective after the date of issuance of this Note, (ii) of a Tax Event (as defined below) or (iii) that Issuer becomes required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, Issuer may redeem this Note in whole at any time, or in part from time to time, upon giving not less than 30 days’ notice to this Noteholder at an amount equal to 100% of the principal amount outstanding plus accrued but unpaid interest and any late fee, if applicable, to but excluding the redemption date. A “Tax Event” means the receipt by Issuer of an opinion of counsel to Issuer that as a result of any amendment to, or change (including any final and adopted (or enacted) prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, there exists a material risk that interest payable by Issuer on the Subordinated Notes is not, or within 120 days after the receipt of such opinion will not be, deductible by Issuer, in whole or in part, for United States federal income tax purposes.

(c) In the case of any redemption or prepayment of this Note, Issuer will give this Noteholder written notice not less than 30 calendar days prior to the redemption or prepayment date as to the aggregate principal amount to be redeemed or prepaid. In a case where Issuer is making a redemption or prepayment with respect to the Subordinated Notes in an amount less than the aggregate amount of principal of the Subordinated Notes then outstanding, Issuer shall effect such partial redemption on a pro rata basis; provided that in no case shall any Subordinated Notes held by any parent company or subsidiary of Issuer be deemed to be outstanding. Any such redemption or prepayment shall be subject to the prior approval of the Federal Reserve Board (or its designee) or any successor agency to the extent such approval shall then be required by law, regulation or policy.

8. Repayment; Payment Procedures. Issuer shall repay the aggregate unpaid principal amount of the Subordinated Notes plus all accrued but unpaid interest thereon in full on the Maturity Date. Payment of the principal and interest payable on the Maturity Date will be made by check, or by ACH transfer payment to a bank account in the United States designated by this Noteholder if such Noteholder shall have previously provided ACH payment instructions to Issuer, upon presentation and surrender of this Note at the Payment Office (as defined in Section 13 below) or at such other place or places as Issuer shall designate by notice to the Noteholders as the Payment Office, provided that this Note is presented to Issuer in time for Issuer to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by check mailed to this Noteholder as such person’s address appears on the Security Register (as defined below). Payments of interest may also be made by ACH transfer provided that all required information for such payment is provided to Issuer on or before the relevant record date. Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Note is registered at the close of business on the fifteenth (15th) day of the month (whether or not a Business Day) next preceding such Interest Payment Date (such date being referred to herein as the “Regular Record Date”) for such Interest Payment Date, except that interest not paid on the Interest Payment Date, if any, will be paid to the Noteholder in whose name this Note is registered at the close of business on a Special Record Date fixed by Issuer (a “Special Record Date”) notice of which shall be given to the holder not less than 10 calendar days prior to such Special Record Date. (The Regular Record Date and Special Record Date are referred to herein collectively as the “Record Dates.”) To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal. Presentment and surrender of this Note are hereby waived by Issuer.

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9. Form of Payment. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

10. Registration of Transfer; Security Register. Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by this Noteholder in person, or by his attorney duly authorized in writing, at the Payment Office (as defined in Section 13 below). Issuer shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, Issuer shall execute and deliver in exchange therefor a Subordinated Note or Subordinated Notes in substantially the form hereof of like aggregate principal amount, each in a minimum denomination of $50,000 or any amount in excess thereof which is an integral multiple of $1,000 and that is or are registered in such name or names requested by this Noteholder. Any Subordinated Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by this Noteholder or his attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Subordinated Note is to be issued. No exchange or registration of transfer of this Note shall be made during the period on or after the 15th day immediately preceding the Maturity Date.

11. Charges and Transfer Taxes. No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but Issuer may require the payment of a sum sufficient to cover any stamp or other tax or governmental fee or charge that may be imposed in connection therewith (or presentation of evidence that such tax, charge or fee has been paid).

12. Ownership. Prior to due presentment of this Note for registration of transfer, Issuer may treat the Noteholder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and Issuer shall not be affected by any notice to the contrary.

13. Notices. All notices to Issuer under this Note shall be in writing and addressed to Issuer at Two River Bancorp, 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724; Attention: Chief Financial Officer, or to such other address as Issuer may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register.

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14. Denominations. The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $50,000 or any amount in excess thereof which is an integral multiple of $1,000.

15. Absolute and Unconditional Obligation of Issuer. No provisions of this Note shall alter or impair the obligation of Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

16. Amendment; Waiver; or Consent.

(a) Any consent or waiver given by this Noteholder shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(b) No delay or omission of this Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c) Any insured depository institution which shall be a Noteholder of this Note or which otherwise shall have any beneficial ownership interest in this Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

(d) No waiver or amendment of any term, provision, condition, covenant or agreement in the Subordinated Notes shall be effective except with the consent of the holders of at least fifty-one percent (51%) in aggregate principal amount (excluding any Subordinated Notes held by Issuer or any parent or subsidiary of Issuer) of the Subordinated Notes at the time outstanding; provided, however, that without the consent of each holder of an affected Subordinated Note, no such amendment or waiver may: (i) reduce the principal amount of any Subordinated Note; (ii) decrease the rate of interest applicable to any Subordinated Note; (iii) change the maturity date or the date of any interest payment due on any Subordinated Note; (iv) change the currency in which the principal of and interest on the Subordinated Notes is to be paid; (v) change the priority of the Subordinated Notes as to the right to payment; (vi) impair the right of any holder of Subordinated Notes to receive payment of principal or interest on such holder’s Subordinated Notes on or after the dates such payments are due or to institute suit for the enforcement of such holder’s rights under the Subordinated Notes; or (vii) lower the percentage of aggregate principal amount of outstanding Subordinated Notes required to approve any amendment of the Subordinated Notes.

17. Further Issues. Provided that such notes qualify as Tier 2 Capital, Issuer may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date, interest rate, issue price, and maturity date) so that such further notes shall be consolidated and form a single series with the Subordinated Notes. Any such notes will be issued pursuant to an exemption from registration under the Securities Act.

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18. Governing Law; Interpretation. This Note shall be governed by and construed in accordance with applicable federal law of the United States of America and the laws of the State of New Jersey, without regard to conflict of laws principles of such state. This Note is intended to meet the criteria for qualification of the outstanding principal as Tier 2 Capital under the Capital Adequacy Guidelines, and the terms hereof shall be interpreted in a manner to satisfy such intent. This Note is not secured, not covered by a guarantee of Issuer or of an affiliate of Issuer, and is not subject to any other arrangement that legally or economically enhances the seniority of this Note in relation to the Senior Indebtedness.

19. Priority. The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any Insolvency Proceeding, with all other present or future unsecured subordinated debt obligations of Issuer, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate to the Subordinated Notes. Any Subordinated Notes held by any parent company or subsidiary of Issuer shall not be deemed to be outstanding.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and attested and its corporate seal to be hereunto affixed.

ATTEST:	TWO RIVER BANCORP

By:
Name:		Name:
Title:		Title:

ASSIGNMENT AGREEMENT

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ___________________________________ agent to transfer this Note on the Security Register. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guarantee:

(Signature must be guaranteed)	Signature

Dated: